UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2006

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92011
(Address of principal executive offices)

(760) 804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 17, 2006, our board of directors determined that the previously-issued interim financial statements for the three months ended June 30, 2005, September 30, 2005 and December 31, 2005 should not be relied upon because the financial statements do not properly reflect non-cash transactions. These transactions include derivatives related to convertible debt. Our assessment of the non-cash transactions is still under process. Management will review these transactions with our outside accountants.  We intend to file amended Quarterly Reports on Form 10-QSB for the three months ended June 30, 2005, September 30, 2005 and December 31, 2005 to restate the affected financial statements previously filed with the Securities and Exchange Commission within 30 days.  We also intend to file the Annual Report on Form 10-KSB for the year ended March 31, 2006 within 30 days.

 Our management team has recently changed.  We are changing our internal controls to require that all non-cash transactions are reviewed quarterly. We will determine whether additional disclosure relating to the non-cash transactions is required at the end of each fiscal quarter.

    Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

On July 14, 2006, our director, Chris Phillips, resigned from his position on our board of directors. The resignation of Mr. Phillips was not because of any disagreements with us on matters relating to our operations, policies and practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	James B. Panther, II ______________
By:	James B. Panther, II
Its:	President